           As filed with the Securities and Exchange Commission on June __, 1996
                                                 Registration No. 33-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           SOUTH VALLEY BANCORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

     CALIFORNIA                                        94-2818095
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

               500 TENNANT STATION, MORGAN HILL, CALIFORNIA 95037
                     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)


               SOUTH VALLEY BANCORPORATION 1995 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)


                                  BRAD L. SMITH
                           SOUTH VALLEY BANCORPORATION

               500 TENNANT STATION, MORGAN HILL, CALIFORNIA 95037
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                 (408) 778-1510
    (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE OF PROCESS)

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                         Proposed Maximum    Proposed Maximum
        Title of Securities              Amount to           Offering           Aggregate            Amount of
         to be Registered              be Registered     Price per Share      Offering Price     Registration Fee
- --------------------------------------------------------------------------------------------------------------------
Common Stock, no par value              365,200 (1)          $14.50 (2)        $5,295,400 (2)          $1,826
====================================================================================================================

1 Issuable upon exercise of options to be granted under the South Valley Bancorporation 1995 Stock Option Plan.

2 Estimated solely for the purpose of determining the registration fee, based upon the average of the bid and asked prices for the Common Stock on June 24, 1996, pursuant to Rule 457(h).

         This registration statement, including exhibits, consists of 10 sequentially numbered pages. The Exhibit Index is located at page 8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required to be included in the Section 10(a) prospectus is not required to be included herein.

                                     PART II

ITEM     3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by the Company with the Commission are incorporated in this registration statement by reference:

         (a)(1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               (2) The Company's Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 1995, filed pursuant to
Section 13(a) of the Exchange Act.

         (b)(1) The Company's Current Reports on Form 8-K dated April 5, April 30 and May 30, 1996, filed pursuant to Section 13(a) of the Exchange Act.

               (2) The Company's Quarterly Report on form 10-Q for the quarter ended March 31, 1996, filed pursuant to Section 13(a) of the Exchange Act.

         (c) The description of the Company's common stock set forth under the heading "Description of the Capital Stock of the Holding Company" in the prospectus contained in Amendment No. 2 to the Company's Registration Statement No. 2-78293-LA on Form S-18 filed with the Commission on September 2, 1982.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be a part hereof from the date of such filing.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The California General Corporation Law provides for the indemnification of officers and directors who are made or are threatened to be made a party to any legal proceeding by reason of their service to the Company. The Articles of Incorporation and Bylaws of the Company permit indemnification of directors and officers to the maximum extent permitted by California law. The Company has in effect director and officer liability insurance policies indemnifying the Company and the officers, directors and certain assistant officers of the Company and officers and directors of the Company's subsidiaries within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Company pays the entire premium for these policies. In addition, the Company has entered into indemnification agreements with all directors and officers to provide indemnification to the maximum extent permitted by the Company's Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         *4.1     South Valley Bancorporation 1995 Stock Option Plan

         *4.2 Form of Nonstatutory Stock Option Agreement under 1995 Stock Option Plan

         *4.3 Form of Incentive Stock Option Agreement under 1995 Stock Option Plan

         *4.4 Form of Nonstatutory Stock Option Agreement for Outside Directors under 1995 Stock Option Plan

          4.5 Articles of Incorporation (incorporated by reference from exhibit to South Valley Bancorporation's Annual Report on From 10-K for the fiscal year ended December 31, 1991, filed with the Commission)

          4.6 Bylaws (incorporated by reference from exhibit to South Valley Bancorporation's Annual Report on From 10-K for the fiscal year ended December 31, 1991, filed with the Commission)

          5       Opinion of Counsel Bronson, Bronson & McKinnon

         23.1     Consent of Deloitte & Touche LLP, Independent Auditors

         23.2     Consent of Counsel (See Exhibit 5)

         24       Power of Attorney (see signature pages)

(*) Incorporated by reference from exhibit filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section

15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morgan Hill, State of California, on June 19, 1996.

                                        SOUTH VALLEY BANCORPORATION

                                        By  /s/ Brad L. Smith
                                          -----------------------
                                          Brad L. Smith
                                          President and
                                          Chief Executive Officer

                                Power of Attorney

         Each person whose signature appears below on this registration statement hereby constitutes and appoints Brad L. Smith his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign registration statements pursuant to the Securities Act of 1933, as amended, relating to the registration of shares of Common Stock of South Valley Bancorporation to be offered pursuant to the South Valley Bancorporation 1995 Stock Option Plan and to sign any and all amendments (including post-effective amendments and amendments thereto) to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                          Date

/s/  Brad L. Smith
- ------------------------          President,                    June 20,1996
Brad L. Smith                     Chief Executive
                                  Officer and Director
/s/  Richard L. Conniff
- ------------------------          Chief Financial               June 24, 1996
Richard L. Conniff                Officer

/s/  Laurence M. Connell
- ------------------------          Director                      June 30, 1996
Laurence M. Connell

/s/  Joseph A. Filice
- ------------------------          Director                      June 20, 1996
Joseph A. Filice

/s/ Eugene R. Guglielmo
- ------------------------          Director                      June 20, 1996
Eugene R. Guglielmo

/s/  Roger C. Knopf
- ------------------------          Director                      June 20, 1996
Roger C. Knopf

/s/  Edward J. Lazzarini
- ------------------------          Director                      June 20, 1996
Edward J. Lazzarini

 /s/  Donald G. Mountz
- ------------------------          Director                      June 20, 1996
Donald G. Mountz


- ------------------------          Director                      June __, 1996
James R. Price

/s/  Mary Lou Rawitser
- ------------------------          Director                      June 20, 1996
Mary Lou Rawitser

/s/  Brad L. Smith
- ------------------------          Director                      June 20, 1996
Brad L. Smith

                                INDEX OF EXHIBITS

         No. Description

         *4.1     South Valley Bancorporation 1995 Stock Option Plan

         *4.2 Form of Nonstatutory Stock Option Agreement under 1995 Stock Option Plan

         *4.3 Form of Incentive Stock Option Agreement under 1995 Stock Option Plan

         *4.4 Form of Nonstatutory Stock Option Agreement for Outside Directors under 1995 Stock Option Plan

          4.5 Articles of Incorporation (incorporated by reference from exhibit to South Valley Bancorporation's Annual Report on From 10-K for the fiscal year ended December 31, 1991, filed with the Commission)

          4.6 Bylaws (incorporated by reference from exhibit to South Valley Bancorporation's Annual Report on From 10-K for the fiscal year ended December 31, 1991, filed with the Commission)

          5       Opinion of Counsel Bronson, Bronson & McKinnon LLP

         23.1     Consent of Deloitte & Touche LLP, Independent Auditors

         23.2     Consent of Counsel (See Exhibit 5)

         24       Power of Attorney (see signature pages)

(*) Incorporated by reference from exhibit filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission